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                                                                  [EXHIBIT 23.1]

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on form S-1 of our report dated March 8, 2000 relating to the consolidated financial statements of deCODE genetics, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.





PricewaterhouseCoopers ehf.
Reykjavik, Iceland
March 8, 2000